Agilent Technologies

November 25, 2015

Avago Technologies Manufacturing (Singapore) Pte. Ltd. I Yishun Avenue 7
Singapore 768923
Attention: Mr Francis Shuen

Dear Sirs

Renewal and Amendment of Sublease Agreement for Premises at 1 Yishun Avenue 7 Singapore 768923

We refer to the Sublease Agreement dated 12 November 2009 as amended and varied by a Supplemental Agreement No. 1 dated 8 February 2010 and a Supplemental Agreement No. 2 dated 12 November 2012 (collectively, the "Lease Agreement").

Capitalised terms not otherwise defined herein shall have the same meanings as they are defined in the Lease Agreement. We note that your request to renew the Sublease Term for a further term of five (5) years from 1 December 2015.
The Sublease Term is hereby renewed from 1 December 2015 to 30 November 2020 subject to the following revised terms and conditions under the Lease Agreement

	Clause Reference	Revised Clause
1.	Sublease Summary	The existing Sublease Summary is hereby deleted and replaced with the Sublease Summary attached to this letter as the Exhibit.
2.	Section 2.2
The fifteenth sentence of the first paragraph is hereby deleted and replaced with the following:

"For the avoidance of any doubt the Parties hereby confirmed that it is their intention that if the Sublease Term or any Option Term as approved by HOB is less than five (5) years or if HOB's approval for any extension of the Sublease Term or Option Term is for a period less than five (5) years. Tenant shall have the option to extend the Sublease Term and subsequent terms such that the aggregate period comprising (x) the Sublease Term; (y) Option Terms; and/or (z) extended term(s) of the sublease of the Premises granted to Tenant with effect from the Commencement Date shall not be less than ten (10) years."

3.	Section 7.1
The second sentence of Section 7.1 is hereby deleted and replaced with the following:

"The term "Utility" or "Utilities" as used in this Section 7.1 shall include gas, electricity, water (including water for fire protection service and process chilled water). sewer (both sanitary and storm). process vacuum system, compressed air system. telephone and waste pick-up."

Agilent Technologies

Each reference to "Section 8.5" in this Section 7.1 shall be deleted and replaced with "Section 8.4".
4.	Section 16.4
In order to correct an error in the original Sublease Agreement. (i) the reference to "one month" in the second sentence is hereby deleted and replaced by "three months;" and (ii) the reference to "three months" in the sixth sentence is hereby deleted and replaced with "45 days."

5.	Section 17.11
Section 17.11 is hereby deleted and replaced with the following:

"Landlord and Tenant shall each bear the legal costs and expenses incurred in connection with the preparation and execution of this Sublease Agreement. All stamp duties (including penalties) on this Agreement shall be borne f.!!!J.y_Qy the Tenant absolutely."

6.	Special Conditions - No. 1 (Contraction Right)	Deleted.
7.	Special Conditions - No. 4 (Car Park Lots)
Special Conditions- No. 4 is hereby deleted and replaced with the following:

"Tenant will be allocated 86 car parking lots (including 2 reserved car parking lots at a location to be determined by Landlord) in the Building based on a ratio of 1 lot per 110 square meters leased.

Tenant shall be entitled to secure and use additional car parking lots, currently chargeable at S$90 per lot per month, by notifying the Landlord in writing. Subject to availability, such car parking lots shall be allocated on a half-yearly basis.

Landlord reserves the right to implement and/ or revise the car park charges at such time as required."

8.	Special Conditions - No. 6 (Cafeteria Subsidies)
Special Conditions- No. 6 is hereby deleted and replaced with the following:

"Tenant shall pay a monthly sum based on S$0.05 per square feet per month for provision of coffee and tea for Tenant's employees during morning and afternoon tea breaks. Based on the area leased, the sum payable under this Sublease Agreement shall be S$5,072.24 per month."

Save and except for the amended terms and conditions stated above, all other terms and conditions of the Lease
Agreement continue to be valid, enforceable and binding as between the Landlord and the Tenant.

Please signify your acceptance of the above terms by signing and returning both copies of this letter together with the following by December 18, 2015 -

1)
Cheque in the amount of S$252,912.26 made in favour of "Agilent Technologies Singapore Pte ltd", being one month's advanced gross rent including GST to be applied as first month's rent for the renewal term;

Agilent Technologies

2)     A new Banker's Guarantee for the amount of S$709,099.78, being security deposit payment and

3)	Cheque in the amount of S$45,382.00 made in favour of "Cushman & Wakefield (S) Pte ltd", being stamp duty payment.

Yours faithfully

Anthony Boey WPS Manager Cc. C&W

ACCEPTANCE

1/ We. /s/ Pe-Wynn Kin for and on behalf of Avago Technologies Manufacturing
(Singapore) Pte ltd hereby confirm our acceptance of the aforesaid Sublease based on the above terms and conditions.

Name    Pe-Wynn Kin
Designation     Company Secretary
Signature
Company Stamp
Date

Agilent Technologies

EXHIBIT

Sublease Summary

Sublease Date:	2015
Landlord:	AGILENT TECHNOLOGIES SINGAPORE PTE LTD (Registration Number 1999032816), a Singapore company
Tenant:	AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE LTD (Registration Number 200512010Z), a Singapore company
Contact (Landlord):	Agilent Technologies Singapore Pte ltd No. 1 Yishun Avenue 7 Singapore 768923
Contact (Tenant):	Avago Technologies Manufacturing (Singapore) Pte ltd No. 1 Yishun Avenue 7 Singapore 768923
Premises:
Those certain premises (deemed to contain 101,444.89 net lettable square feet or 9,424.46 net lettable square meters of floor area) located on 1st floor, 2nd and 3rd floor of the Building (as defined herein) located at No. 1 Yishun Avenue
7, Singapore 768923, as more particularly described on the site map appended hereto as Exhibit A-1 (the "Site Map").

Project:	That certain real estate project consisting of the Building (as defined herein), the Common Area (as defined herein) and other ancillary improvements of which the Premises are a part.
Sublease Term:
Five (5) years -the period of time commencing on the Commencement Date (as defined herein) and ending at midnight on the Expiration Date (as defined herein), unless sooner terminated or later extended as provided in the Sublease Agreement.

Commencement Date	1 December 2015
Expiration Date	30 November 2020
Option Term	Five (5) years at the then prevailing market rent
Monthly Base Rent:	The sum of S$190,716.39 per month calculated at the rate of S$1.88 per square foot per month payable by Tenant pursuant to Section 3.1 of the Sublease Agreement.
Tenant's Contribution	The sum of S$45,650.20 per month calculated at the rate of S$0.45 per square foot per month.

Agilent Technologies

The Tenant's Contribution is subject to provisions in the Sublease Agreement
Air-Conditioning Charge	The current air-conditioning charge is S$0.000868 psf/hour and is subject to revision from time to time and subject to provisions in the Sublease Agreement.
Security Deposit
An amount of S$709,099.78 equivalent to three (3) months' Base Rent and Tenant Contribution in the form of a Banker's Guarantee as security for the due observance and performance of the terms and conditions herein and in the Sublease Agreement.

Fitting out Period	Not applicable.
Permitted Use:	Manufacture of Semiconductor Products and Components and General Office Use (the "Business Use"), in any case in accordance with applicable Laws and Private Restrictions; and no other use.
Address for Notices: (Section 17.9)	To Landlord Agilent Technologies Singapore Pte ltd No. 1 Yishun Avenue 7 Singapore 768923 Attention: Mr Anthony Boey
Address for Notices: (Section 17.9)
To Tenant

Avago Technologies Manufacturing(Singapore)Pte ltd
No. 1 Yishun Avenue 7
Singapore 768923
Attention: Mr Francis Shuen

With a copy to:

Avago Technologies Manufacturing (Singapore) Pte. Ltd. c/o Avago Technologies
1320 Ridder Park Drive
San Jose. CA 95126 USA
Attn: Legal Department. Important Legal Notice